Exhibit 10.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

AGREEMENT

THIS AGREEMENT (the "Agreement"), dated as of June 7, 2017 is made by and between Investview Inc., a Nevada corporation (the “Company”), and CTB Rise International Inc. (“CTB Rise”).

WHEREAS, on March 31, 2017, the members of Wealth Generators LLC, a Utah limited liability company (“Wealth”), contributed 100% of their membership interests to the Company in consideration of shares of common stock of the Company resulting in Wealth becoming a wholly owned subsidiary of the Company (the “Contribution”).

WHEREAS, prior to the Contribution, CTB Rise entered a Royalty Agreement with Wealth on January 6, 2017, which was amended on March 31, 2017 providing for certain royalty payments by Wealth to CTB Rise (the “Payments”) and a worldwide, non-exclusive license by CTB Rise to Wealth of Multiplier, Multiplier 2.0 or the liquidity algorithm (the “Algo”).

WHEREAS, the Company, Wealth and CTB Rise wish to terminate the Payments and the Company has agreed to issue CTB Rise 80,000,000 shares of common stock of the Company (the “Shares”) as consideration for termination such Payments and the continued worldwide, non-exclusive, royalty-free 15 year license of the Algo (the “License”).

WHEREAS, in consideration of the receipt of the Shares by CTB Rise, the License of the Algo to Wealth shall continue for a period of 15 years.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge the parties agree as follows:

1.       Issuance. It is agreed by the Company and CTB Rise that the Payments shall be terminated and the Company shall issue the Shares in consideration of CTB Rise terminating the Payments.

2.       Prior Agreements; Additional Shares.

a.       The Conversion Agreement entered between Wealth and CTB Rise dated March 31, 2017 is null and void.

b.       For a period of one (1) year following the date of this Agreement, in the event the Algo provides a return in excess of 2% on invested capital for three consecutive months, then the Company shall issue CTB Rise an additional 20,000,000 shares of common stock of the Company per occurrence, which such issuances shall not exceed 40,000,000 shares of common stock of the Company in total.

3. Grant of License.

a.       In consideration of the receipt of the Shares, CTB hereby grants Company the License to market and to sell the use of the Algo worldwide for use in any field and to grant any end users of the Company a license to use such Algo.

b.       Company hereby accepts the grant of the License.

3. Certificate Delivery. Within ten (10) business days of the date first set forth above, the Company shall deliver a certificate representing the Shares to CTB Rise.

4.       Further Assurances. The parties, by entering into this Agreement, agree to execute all agreements and other documents as reasonably requested by the other party.

5.       Representations and Warranties and Covenants of CTB Rise. CTB Rise represents, warrants and covenants to the Company as follows:

a. No Registration. CTB Rise understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of CTB Rise’s representations as expressed herein or otherwise made pursuant hereto.

b. Investment Experience. CTB Rise has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that he can protect his own interests. CTB Rise has such knowledge and experience in financial and business matters so that CTB Rise is capable of evaluating the merits and risks of its investment in the Company.

d. Speculative Nature of Investment; SEC Reports; Dilution. CTB Rise understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. CTB Rise can bear the economic risk of such investment and is able, without impairing such financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of CTB Rise’s investment. CTB Rise understands that the Company will need issue additional shares of common stock in connection with conversion of existing debt, future financings and in connection with the retention or hiring of management and employees, which will dilute CTB Rise.

e. Accredited Investor. CTB Rise is an “accredited investor’ within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

f. Rule 144. CTB Rise acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. CTB Rise is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Company and the resale occurring not less than six months after a party has purchased and paid for the security to be sold. CTB Rise acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares CTB Rise understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk. As the Company was a former shell, in the event the Company fails to file its required reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, then Rule 144 will not available until such reports have been filed.

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g. Authorization.

i. CTB Rise has all requisite power and authority to execute and deliver this Agreement, and to carry out and perform its obligations under the terms hereof. All action on the part of CTB Rise necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of CTB Rise’s obligations herein, has been taken.

ii. This Agreement, when executed and delivered by CTB Rise, will constitute valid and legally binding obligations of CTB Rise, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

iii. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by CTB Rise in connection with the execution and delivery of this Agreement by CTB Rise or the performance of CTB Rise’s obligations hereunder.

h. Brokers or Finders. CTB Rise has not engaged any brokers, finders or agents, and the Company has not, and will not, incur, directly or indirectly, as a result of any action taken by CTB Rise, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions related hereto.

i. Tax Advisors. CTB Rise has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, CTB Rise relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. CTB Rise understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

j. Legends. CTB Rise understands and agrees that the certificates evidencing the Shares shall bear a legend in substantially the form as follows (in addition to any legend required by any other applicable agreement or under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

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6.       Miscellaneous.

a. Notice. Any notice required under this Agreement shall be deemed duly delivered (and shall be deemed to have been duly received if so given), if personally delivered, sent by a reputable courier service, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties at the addresses set forth above or to such other address as any party may have furnished to the other in writing in accordance with this Section.

b. Law and Jurisdiction. The laws of the State of Utah apply to this Agreement, without deference to the principles of conflicts of law. Both jurisdiction and venue for any litigation pursuant to this Agreement shall be proper in the courts of Utah.

c. Severability. If the law does not allow a provision of this Agreement to be enforced, such unenforceable provision shall be amended to become enforceable and reflect the intent of the parties, and the rest of the provisions of this Agreement shall remain in effect.

d. Waiver. The failure of any party, in any instance, to insist upon strict enforcement of the provisions of this Agreement shall not be construed to be a waiver or relinquishment of enforcement in the future, and the terms of this Agreement shall continue to remain in full force and effect.

e. Assignability. This Agreement shall not be assignable by either party.

f. Amendment. This Agreement may only be amended or modified in a writing signed by both of the parties and referring to this Agreement.

g. Entire Agreement. This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter of this Agreement and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereonto duly authorized as of the day and year first above written.

INVESTVIEW INC.

By:	/s/ Ryan Smith
Name:	Ryan Smith
Title:	CEO

CTB Rise International Inc.

By:	/s/ Travis Bott
Name:	Travis Bott
Title:	Authorized Representative

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